THINKPATH, INC.

                        AMENDMENT TO EMPLOYMENT AGREEMENT


           AMEMDMENT TO EMPLOYMENT AGREEMENT made as of the 27th day of January, 2003 by and between THINKPATH, INC., an Ontario corporation, having an office at 55 University Avenue, Toronto, Ontario, Canada M5J 2H7 (hereinafter referred to as "Employer") and DECLAN FRENCH, (hereinafter referred to as "Employee");


                              W I T N E S S E T H:


           WHEREAS, Employer desires to continue to employ Employee as the Chief Executive Officer of Employer; and

           WHEREAS, Employee is willing to be continue to be employed as the Chief Executive Officer of Employer in the manner provided for herein.

           WHEREAS, Employer has been unable to pay Employee certain amounts due as wages and bonus under Employee's original employment agreement dated November 25, 2001 (the "Original Agreement");

           WHEREAS, Employee in connection with his employment under the Original Agreement, has advanced certain funds on behalf of the Employer which have been classified as loans to the Employer; and

           WHEREAS, Employee has agreed to accept certain shares of the Employer's common stock in satisfaction of the Employer's obligation under the Original Agreement.

           NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

           1. EMPLOYMENT OF CHIEF EXECUTIVE OFFICER. Employer hereby continues to employ Employee as Chief Executive Officer.

           2. TERM.

                               a. The term of Employee's employment shall be
remain unchanged from the term set forth in the Original
Agreement.

           3. DUTIES. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

           4. COMPENSATION.

                               a. (i) Employee shall be paid the same
compensation as set forth in the Original Agreement, unless amended hereby.

                                          (ii) Employer shall issue Employee an
aggregate of 12,427,535 shares of its common stock as consideration for all now existing breaches under the Original Agreement including accrued wages of $42,691, bonus of $100,000 for the year ended December 31, 2002, $104,461 in advances to the Employer, interest of $18,803 on such advances and risk expenses of $82,016.

                                          (iii) Employee is eligible for an
annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board.

           5. ATTORNEYS' FEES AND COSTS. If any action at law of in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

           6. MODIFICATION AGREEMENT. Unless otherwise modified herein, all terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

           7. ASSIGNMENT. This Agreement shall not be assigned to other parties.

           8. GOVERNING LAW. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the Province of Ontario, without regard to the conflicts of laws principles thereof.

           9. NOTICES. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                               a. delivered by hand;

                               b. sent be telex or telefax, (with receipt
confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

                               c. received by the addressee as sent by express
delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties.

                     10. SEVERABILITY OF AGREEMENT. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

                     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                    THINKPATH, INC


                                    By:  /s/ KELLY HANKINSON
                                       -----------------------
                                       Kelly Hankinson
                                       Chief Financial Officer



                                        /S/ DECLAN FRENCH
                                       ------------------------
                                       Declan French